UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 29, 2020

OZOP ENERGY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55976	32-2540672
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 Sandfort Ln.

Warwick, NY 10990

(Address of Principal Executive Offices, including zip code)

(845) 544-5112

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 29, 2020, Ozop Surgical, Inc., a Nevada corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with its newly formed and wholly owned subsidiary, Ozop Surgical Name Change Subsidiary, Inc., a Nevada corporation (“Merger Sub”), for the sole purpose of changing its name to “Ozop Energy Solutions, Inc.” That same day the Company filed Articles of Merger (the “Articles of Merger”) with the Nevada Secretary of State, merging the Merger Sub into the Company, which were stamped effective as of November 3, 2020. As permitted by the Section 92.A.180 of the Nevada Revised Statutes, the sole purpose and effect of the filing of Articles of Merger was to change the name of the Company to “Ozop Energy Solutions, Inc.” A copy of the Merger Agreement, the Articles of Incorporation of the Merger Sub, and the Articles of Merger are attached hereto as Exhibits 2.1, 3.1, and 3.2 respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Merger Agreement and Plan of Merger between Ozop Surgical, Inc. and Ozop Surgical Name Change Subsidiary, Inc.

3.1	Articles of Incorporation of Ozop Surgical Name Change Subsidiary, Inc.

3.2	Articles of Merger between Ozop Surgical, Inc. and Ozop Surgical Name Change Subsidiary, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ozop Energy Solutions, Inc.

Date: November 13, 2020
/s/ Brian Conway
	By:	Brian Conway
	Its:	CEO